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                                                                    EXHIBIT 10.5


                               A G R E E M E N T

         THIS AGREEMENT is entered into as of the __________day of July, 1996, by and between FRESNO TELSAT, INC., an Indiana corporation ("Telsat") and AMERICAN TELECASTING, INC., a Delaware corporation ("ATI").

         WHEREAS, Telsat and Fresno wireless Cable Television, Inc., a Washington corporation ("Wireless"), a subsidiary of ATI, are the general partners in Fresno MMDS Associates ("FMA") a general partnership;

         WHEREAS, FMA and First Union National Bank of North Carolina (the "Bank") are parties to an Amended and Restated Revolving Credit. Agreement dated as of September 30, 1994 (the "Credit Agreement"), as amended _________, 1996 by that First Amendment to Amended and Restated Revolving Credit Agreement and Reaffirmation of Guarantees and Collateral Assignments of General Partner Interests (the "First Amendment") (the "Credit Agreement and the First Amendment and all other and further amendments of the Credit Agreement are herein collectively referred to as the "Credit Agreement") by and among FMA, the Bank, Telsat and Wireless. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Credit Agreement;

         WHEREAS, the Bank has assigned to ATI certain of its interests under the Credit Agreement and the Collateral Documents pursuant to an Assignment, Acceptance and Intercreditor Agreement dated,___________ 1996 (the "Assignment Agreement") by and among the Bank and ATI;

         WHEREAS, ATI as an assignee of interests from the Bank will have certain rights as a secured creditor against FMA in the event of a default under the,Credit Agreement;

         WHEREAS, FTI and ATI wish to limit the possible remedies available to ATI as a secured creditor in the event the Bank no longer has any amounts due to it under the Credit Agreement or the Collateral Documents;

         NOW, THEREFORE,for and in consideration of the mutual promises and covenants contained in this Agreement, the parties hereby agree as follows:

         1. Except as set forth in Section 2, ATI, as an assignee of interests of the Bank under the Credit Agreement and the Collateral Documents shall have all the rights and remedies available to the Bank in such documents.

         2. In the event that the Bank is no longer owed any amounts pursuant to the Credit Agreement or the collateral Documents, whether as a result of payment of such amounts or assignment of all of its interests to such amounts, ATI agrees that in the event of a default under-the Credit Agreement or the Collateral Documents,
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ATI in its role as a secured creditor will not retain collateral owned by FMA or Telsat in satisfaction of the obligations owed to it under such documents unless ATI has first provided written notice of such proposal to Telsat and Telsat has failed to object to such proposal in writing within twenty-one (21) days from the receipt of' the notification. In the absence of such a written objection, ATI mav retain such collateral in satisfaction of the obligations owed to it.

         3. ATI agrees that, upon written request from Telsat, it will assign to Telsat thirty-five percent (35%) of the interests which it acquires from the Bank in the Credit Agreement and in the Collateral Documents, subject to the requirements of the Assignment Agreement, for a consideration equal to thirty-five percent (35%) of the costs incurred by ATI to acquire its interests.

         4. In the event that the Bank is no longer owed any amounts pursuant to the Credit Agreement or the Collateral Documents, whether as a result of payment of such amounts or assignment of all of its interests to such amounts, ATI shall not institute or commence any proceedings or actions to seize, sell or foreclose upon its interest in the collateral of FMA (which interest ATI is or may acquire from the Bank under the Assignment Agreement) unless and until a bonafide effort has been made for a period of at least one hundred twenty (120) days to sell the entire business of FMA in a private sale utilizing the services of a reputable, knowledgeable broker familiar with wireless cable properties. Such one hundred twenty (120) day period shall commence on the date potential purchasers are first provided with information concerning the business of FMA in a form and content such as is usual and customary in such transactions.

                 The requirements of this Paragraph 4 shall not apply, however, in the event that both: (1) ATI no longer owns, directly or indirectly, a majority equity interest in FMA and (2) Telsat was given the opportunity to sell its equity interest in FMA on the same terms as ATI shall have sold or disposed of all or any part of its interest in FMA in a transaction or transactions which reduced ATI's equity interest in FMA to less than a majority interest.
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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first set forth above.

                                        AMERICAN TELECASTING, INC.


                                        By
                                          -----------------------------------
                                        Name
                                            ---------------------------------
                                        Title
                                             --------------------------------


                                        FRESNO TELSAT, INC.


                                        By /s/ WILLIAM A. MILLETT
                                          -----------------------------------
                                        Name   WILLIAM A. MILLETT
                                            ---------------------------------
                                        Title  PRESIDENT
                                             --------------------------------